UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 21, 2011, National Semiconductor Corporation (“National”) held a special meeting of stockholders at which National’s stockholders voted on the following proposals, each of which is described in detail in National’s definitive proxy statement filed with the Securities and Exchange Commission on May 16, 2011:

Proposal 1: Adoption of Merger Agreement.

The stockholders approved the adoption of the Agreement and Plan of Merger, dated as of April 4, 2011 (the “Merger Agreement”), by and among National, Texas Instruments Incorporated (“TI”) and Orion Merger Corp., a subsidiary of TI (“Merger Sub”), pursuant to which Merger Sub will be merged with and into National, with National to be the surviving corporation in the merger:

For	Against	Abstain	Broker Non-votes

188,912,944	612,666	449,859	0

Proposal 2: Adjournment of the Special Meeting.

The stockholders approved the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the meeting to approve the proposal to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-votes

177,121,742	12,347,128	506,599	0

Item 8.01                                             OTHER EVENTS

On June 21, 2011, National issued a press release announcing that National’s stockholders approved the adoption of the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                  Exhibits

Exhibit No.	Description

99.1	Press release dated June 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: June 21, 2011	/s/ Todd M. DuChene
Todd M. DuChene
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 21, 2011.